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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant


Teletouch Communications, Inc. ("TCI") has one subsidiary:


Name                            Ownership                       Domicile
----                            ---------                       --------

Teletouch Licenses, Inc.        100% ownership by TCI           Delaware